UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 29, 2007
(Date of earliest event reported)

WESTAFF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

000-24990	94-1266151
(Commission File Number)	(I.R.S. Employer Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598
(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement

The information contained in Item 5.02(b) below is incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           Pursuant to the terms of the Governance Agreement, dated April 30, 2007, effective June 29, 2007, W. Robert Stover tendered his resignation as Chairman of the Board and as a director of Westaff, Inc., a Delaware corporation (the “Company”), and all of its subsidiaries.  As a result, his employment contract dated January 1, 1999 is terminated.

Mr. Stover’s employment contract contained agreements, that are no longer effective, to (i) pay Mr. Stover an annual salary of $75,000, (ii) pay his executive assistant’s annual salary, (iii) continued participation by he and his executive assistant in present and future employee benefit plans including group health, life, supplemental life, long-term disability, accidental death and dismemberment insurance, (iv) a 401(k) savings plan and a deferred savings plan, (v) reimbursement for Mr. Stover’s reasonable travel and other business expenses, and (vi)provision of offices at the Company’s corporate headquarters to Mr. Stover and his assistant at no cost to him.

(e)           On July 3, 2007, Westaff, Inc., Westaff Support, Inc. and Westaff (USA), Inc. (collectively, the “Company”) executed an Executive Employment Agreement with Michael T. Willis relating to his employment as the President and Chief Executive Officer of  Westaff, Inc. (“Employment Agreement”).  This description of the Employment Agreement is qualified in its entirety by the copy attached hereto as Exhibit 10.1 and which is incorporated herein by this reference.

Mr. Willis, age 62, has more than 35 years of staffing industry experience.  He most recently was the CEO and President of COMSYS, an information technology staffing business, from 1999 to 2006.  Prior to COMSYS, Mr. Willis was Chairman, CEO and President of Metamor Worldwide, a publicly traded consolidator of staffings and solutions businesses founded by Mr. Willis in 1993 under the name COREStaff.  Mr. Willis founded and operated Talent Tree, a personnel services company concentrating on clerical and administrative staffing services, from 1976 to 1993.  There are no family relationships between Mr. Willis and any other director, executive officer or person nominated or chosen to become a director or executive officer of the Company.

The Employment Agreement is for a three (3) year term commencing June 1, 2007 (the “Effective Date”), which shall automatically be extended for one (1) additional year unless the Company provides at least 90 days’ written notice of non-renewal to Mr. Willis.  Mr. Willis will receive an annual base salary of $550,000.  Mr. Willis is eligible for a performance-based incentive bonus for each fiscal year of his employment with the Company.  In lieu of a performance based bonus for fiscal year 2007, Mr. Willis will receive a guaranteed bonus in the amount of $150,000.  For fiscal year 2008, Mr. Willis will be eligible to earn a bonus of up to 75% of his Base Salary based on achievement of quantitative EBITDA targets as described in the Employment Agreement, and can earn an additional bonus of up to 25% of his Base Salary based on qualitative goals to be established by the Board of Directors.  For fiscal year 2009, Mr. Willis will be eligible to earn a bonus based on achievement of goals to be established by the Board of Directors at the end of fiscal year 2008 and based on certain criteria as described in the Employment Agreement.  Mr. Willis’ bonuses for subsequent fiscal years will be established within 90 days of the beginning of each fiscal year by the Board of Directors.

The Company will recommend to the Board of Directors that Mr. Willis be provided with an option to purchase 100,000 shares of Common Stock of Westaff, Inc, at a strike price equal to the fair market value of the underlying shares on the date of grant.  This recommendation will be considered for approval at the Company’s next Board of Director’s meeting.

For a period of twelve (12) months following the Effective Date, the Company will pay Mr. Willis an allowance of $6,000 per month for housing, automobile, and other personal expenses (“Living Allowance”).  During this period, the Company will also reimburse Mr. Willis for his airfare between his home in Houston and the Company’s headquarters, up to one round trip ticket per week.  The Company will also reimburse Mr. Willis’ reasonable expenses of transportation to and from the airport.  Following the twelve (12) month period, the Company will determine any further personal allowances or travel reimbursements in its discretion.

During the term of Mr. Willis’ Employment Contract, the Company will reimburse Mr. Willis for his expenditures on personal financial services up to a maximum reimbursement of $10,000 per year.

The Employment Agreement shall be “at-will” and either party may terminate the Employment Agreement without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees.

Mr. Willis will be eligible for severance benefits in the event that the Employment Agreement is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Willis for Good Reason (as defined in the Employment Agreement).  If such termination occurs within twelve (12) months following the Effective Date, Mr. Willis will be eligible to receive severance pay equal to the lesser of (a) twelve (12) months of his Base Salary or (b) his base salary for the remainder of the term.  If such termination occurs more than twelve (12) months following the Effective Date, Mr. Willis will be eligible to receive severance pay equal to the lesser of (a) eighteen (18) months of his Base Salary of (b) his Base Salary for the remainder of the term.

If Mr. Willis’ employment is terminated by the Company without Cause or by Mr. Willis for Good Reason within twelve (12) months following a Change of Control (as defined in the Employment Agreement), (1) any Company stock options awarded to Mr. Willis which vest solely upon length of service would be immediately vested and exercisable and (2) the Company would make a lump-sum cash payment to Mr. Willis equal to fifty percent (50%) of his then current Base Salary, pro-rated based on the number of calendar months Mr. Willis is employed during the fiscal year in which such termination occurs.

Item 9.01               Financial Statements and Exhibits

(b)           Exhibits

Exhibit No.	Description of Document
10.1	Executive Employment Agreement executed on July 3, 2007 between Westaff Support, Inc., Westaff (USA), Inc. and Westaff, Inc. and Michael T. Willis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

By:	/s/ Bonnie A. McDonald
Bonnie A. McDonald
Vice President and Secretary

Date:  July 6, 2007

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Executive Employment Agreement executed on July 3, 2007 between Westaff Support, Inc., Westaff (USA), Inc. and Westaff, Inc. and Michael T. Willis